Exhibit 10.18

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CONFIDENTIAL TRANSITION, SEPARATION,

AND RELEASE OF CLAIMS AGREEMENT

This CONFIDENTIAL TRANSITION, SEPARATION, AND RELEASE OF CLAIMS (“Agreement”) is entered into by and between LiqTech Holding A/S. (“Holding”), a Danish corporation that is a subsidiary of LiqTech International, Inc. (“International”), collectively referred as “Company”, and Phillip Massie Price (“Employee”) as of March 20, 2025, and is effective as of the Agreement Effective Date (as defined in Section 24). The Company (as defined below) and Employee may each be referred to herein as a “Party” and collectively referred to as “Parties.”

RECITALS

WHEREAS, Employee commenced employment as Head of Finance of Holding, on March 1, 2022; and

WHEREAS, in connection with commencing his employment, Employee executed an employment contract, dated January 28, 2022 (“Employment Agreement”); and

WHEREAS, Employee assumed the role of Interim Chief Financial Officer on April 1, 2024, pursuant to an Addendum for Interim CFO, dated March 20, 2024 (“Addendum”); and

WHEREAS, on January 30, 2025, Holding and Employee mutually agreed that Employee would step down as Interim Chief Financial Officer of Holding, effective March 1, 2025; and

WHEREAS, Employee agreed to assume the position of Principal Financial Officer of Holding from March 1, 2025 to April 30, 2025 (“Transition Period”), during which his functions and obligations will remain the same as those of Interim CFO; and

WHEREAS, Holding and Employee have mutually agreed that Employee’s employment with Holding will end on April 30, 2025 (“Separation Date”); and

WHEREAS, for purposes of avoiding any disputes, the Parties desire to compromise, fully and finally settle, and fully release any and all actual or potential claims, known and unknown, that Employee may have against the Company; and

NOW, THEREFORE, in consideration of the promises and the performance of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Agreement hereby represent, warrant, consent, and agree as follows:

1.            Adoption of Recitals. The Parties hereto adopt the above recitals as being true and correct, and they are incorporated herein as material parts of this Agreement.

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2.            Transition Period.

a.    Interim Period. Employee shall remain employed by Holding and shall continue to serve as the Interim Chief Financial Officer of Holding through March 1, 2025 (“Interim Period”). During the Interim Period, Employee shall continue to receive the base salary and other applicable employment benefits under the same employment terms, conditions, and Company policies, including, but not limited to, those set forth in the Employment Agreement and Addendum thereto. During the Interim Period, Employee shall continue perform his regular duties as Interim Chief Financial Officer of Holding consistent with past practice and such other duties as may be requested from the Board of Directors (“Board”) from time to time.

b.    Transition Period. Provided Employee signs this Agreement without revoking it and complies with the terms of this Agreement, Employee shall remain employed by Holding and assume the position of Principal Financial Officer of Holding during the Transition Period. Employee shall continue to receive the base salary and other applicable employment benefits during the Transition Period under the same employment terms, conditions, and Company policies, including, but not limited to, those set forth in the Employment Agreement and Addendum thereto. During the Transition Period, Employee shall perform the regular duties associated with, and expected of, the position of Principal Financial Officer of Holding and such other duties as may be requested from the Board from time to time. During the Transition Period, Employee shall also (i) continue to provide his best efforts to the Company and to render his services to the Company in a professional manner; (ii) fully cooperate with the Company in winding up his work for the Company in his current position; (iii) serve as a resource to the Company personnel to effectuate the transition of his management responsibilities and institutional knowledge to persons whom the Company in its sole discretion, designates; (iv) provide such other services as the Parties may reasonably agree from time to time; and (v) respond promptly to reasonable requests for assistance by the Company to facilitate the transition and any additional matters that may arise.

c.    Irrevocability Following Effective Date; Breach of this Agreement. This Agreement becomes irrevocable on the Effective Date (as described in Section 24) and cannot be terminated by either party thereafter. Notwithstanding the foregoing, nothing in this Agreement shall prevent Holding from summarily dismissing Employee during the Interim Period or Transition Period based upon any breach of this Agreement, including any breach of Employee’s confidentiality and non-disparagement obligations or any failure by Employee to abide by Company policies that occurs or is discovered during the Interim Period or Transition Period. If Employee is summarily dismissed pursuant to this Section, Employee will not be entitled to any additional compensation or severance as described in Section 4 of this Agreement other than that which has been earned and accrued as of the effective date of the termination.

3.          Separation of Employment. Employee’s last day of employment with Holding is the Separation Date. On the Separation Date and provided Employee has worked through the Separation Date, Holding will provide Employee with the Second General Release Agreement concerning claims under U.S. law (“Second General Release”), attached as Exhibit 1. Following the Separation Date, Employee agrees that Employee will not represent himself as being an employee, officer, director, agent, or representative of the Company for any purpose. The Separation Date will be the employment termination date for Employee for all purposes, meaning Employee is released from all obligations relative to the role of Principal Financial Officer (except as expressly set forth herein) and is no longer entitled to any further compensation, monies or other benefits from the Company, including coverage under any benefit plans or programs sponsored by the Company after the Separation Date, except as expressly provided herein. Employee may be eligible to continue Employee’s group health insurance benefits at Employee’s own expense, subject to the terms and conditions of the applicable benefits plan.

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4.          Separation Benefits. If Employee remains employed by Holding through the Separation Date, signs this Agreement, executes the Second General Release attached as Exhibit 1 without revoking it, and complies with the material terms herein, Employee will receive the following separation benefits (“Separation Benefits”):

a.    Severance Pay. In consideration for the covenants and promises set forth herein, and provided that Employee (1) signs and returns this Agreement to Holding no later than twenty-one (21) calendar days after receiving this Agreement and does not revoke it as described in Section 10, (2) timely signs and returns the Second General Release to Holding without revoking it within sixty (60) calendar days following the Separation Date, and (3) complies with the material terms of this Agreement, Holding will pay Employee severance pay equal to seven (7) months of Employee’s ordinary salary (including pension contributions) as of the Separation Date, less any legally required or elected deductions or withholdings (such as applicable taxes) (the “Severance Pay”). The Severance Pay will be payable monthly in equal installments, less required deductions and withholdings, in accordance with Holding’s regular payroll policies and procedures, commencing on Holding’s first regularly scheduled payday following the Effective Date, as defined in Section 24 herein. The payments will be reported to the Danish Income Register (“e-indkomst”).

b.    Retention Bonus. Provided that Employee timely completes and submits a Form 10-K on behalf of the Company for the 2024 fiscal year, consistent with his past practice at the Company, to the U.S. Securities and Exchange Commission (“SEC”) by March 31, 2025, Employee will receive a one-time retention bonus in the amount of twenty-five thousand dollars and zero cents ($25,000.00), less any legally required or elected deductions or withholdings (the “Retention Bonus”). The Retention Bonus shall be paid to Employee in a lump sum payment no later than Holding’s first regularly scheduled payday following the later of the two events to occur: (1) Employee timely signs this Agreement and does not revoke it within the seven-day revocation period; and (2) seven (7) calendar days from Employee’s timely completion and submission of the Company’s Annual Report on Form 10-K to the SEC.

5.           Restricted Stock Units. Provided that Employee timely executes and does not revoke this Agreement and the Second General Release (as described herein) and complies with their terms and conditions, International will accelerate 8,019 of the unvested restricted stock units (“RSUs”) granted to Employee under the LiqTech International, Inc. 2022 Equity Incentive Plan (“Company Plan”) pursuant to that certain Notice of Grant of Restricted Stock Unit Award and related Terms and Conditions of Restricted Stock Unit Award dated June 5, 2024 (collectively, the “RSU Award Agreement”), such that 8,019 RSUs will now vest on April 30, 2025. Employee acknowledges and agrees that Employee will not, and is not otherwise entitled to, receive any awards under the Company Plan for 2025 or thereafter, in International’s Short-Term Incentive Program (“STIP”) for 2025 or thereafter, or any other long-term incentive plan or short-term incentive plan offered by International thereafter for 2025 or thereafter.

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6.          Compliance with Section 409A. The Parties to this Agreement intend that the Agreement complies with, or is exemption from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be interpreted in a manner consistent with that intention. A separation of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a separation of employment unless such separation qualifies as a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “separation,” “separation of employment” or like terms shall mean “separation from service.” For purposes of Section 409A of the Code, each installment payment provided under this Agreement shall be treated as a separate payment. Notwithstanding any other provisions of this Agreement to the contrary, and solely to the extent necessary for compliance with Section 409A of the Code and not otherwise eligible for exclusion from the requirements of Section 409A, if as of the date of Employee’s separation from service from the Company, (i) Employee is deemed to be a “specified employee” (within the meaning of Section 409A of the Code and the applicable regulations), and (ii) the Company or any member of a controlled group including the Company is publicly traded on an established securities market or otherwise, no payment or other distribution required to be made to Employee hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) solely as a result of Employee’s separation from service shall be made earlier than the first day of the seventh month following the date on which Employee separates from service with the Company.

7.            Continuing Obligations.

a.    Acknowledgment and Reaffirmation of Nondisclosure of Confidential or Proprietary Information. Employee acknowledges and reaffirms Employee’s obligations to keep confidential and not to disclose any and all non-public information concerning the Company that Employee acquired during the course of Employee’s employment with the Company, including, but not limited to, any non-public information concerning the Company’s business affairs, business prospects, and financial condition. Employee further acknowledges and reaffirms Employee’s ongoing, post-employment obligations set forth in the Employment Agreement and Amendment thereto, including, but not limited to, those set forth in Section 5 (Confidentiality & Return of Materials), which is expressly incorporated herein

Employee acknowledges that all confidential information regarding the business of the Company compiled by, created by, obtained by, or furnished to, Employee during Employee’s employment with the Company is the exclusive property of the Company and Employee agrees that Employee will not, directly or indirectly, divulge or use such information, except as may be required by subpoena or court order. If Employee is required to make a disclosure restricted by this paragraph as a result of a court order, subpoena or under any applicable law, Employee will notify the Company’s Chief Executive Officer at least three (3) business days prior to any such disclosure. If disclosure or compliance is required sooner than three (3) business days of Employee’s receipt of such order, demand for disclosure, court order, or subpoena, Employee shall provide the required notice to the Company as soon as it is served and before disclosure or compliance is required. Employee also is obligated to return any confidential information including, but not limited to, information about business accounts, finance plans, operational methods, technical processes, inventions, research, records, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, documents, property, or reproductions of any aforementioned items belonging to the Company.

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Furthermore, it is stressed that Employee is not entitled to use or disclose the Company's trade secrets, cf. Section 4 of the Danish Act on Trade Secrets (in Danish: lov om forretningshemmeligheder), and may not take any action that is contrary to good marketing practice, cf. Section 3 of the Danish Marketing Practices Act (in Danish: markedsføringsloven).

Nothing in this Agreement releases Employee from these obligations to the Company. The Company will avail itself of its full legal remedies if Employee violates Employee’s on-going obligations to the Company. Furthermore, this Agreement is expressly conditioned upon Employee’s full and continued compliance with all terms of this Agreement not to disclose the Company’s confidential and trade secret information. To the extent that the Company learns that Employee is violating Employee’s obligations not to disclose confidential and trade secret information, Employee agrees that the Company may withhold any remaining Severance Pay, and that Employee is required to return or repay to the Company all Severance Pay that the Company paid to Employee under this Agreement.

b.    Return of Company Property. On Separation Date, Employee agrees to immediately return to the Company all Company property (including any property of the parent, affiliates, or subsidiaries of the Company) that has been provided to Employee or that is in Employee’s possession, including, but not limited to, Employee’s Company telephone, desktop computer, and/or laptop computer, electronically stored documents or files, and physical files.

Employee shall not delete, modify, or copy any business-related data belonging to the Company or relating to the business of the Company, unless doing so is in furtherance of Employee's performance of duties for the Company.

c.    Duty of Loyalty. Employee’s duty of loyalty to the Company shall continue until the Separation Date, which includes, but is not limited to, Employee’s duty to refrain from starting any kind of business or in any way engaging in any business which, directly or indirectly, competes with the Company’s activities, and Employee’s duty to refrain from professionally engaging in the activities and interests of the Company’s customers except as necessary for the performance of Employee’s duties.

d.    Notice of Immunity Under the U.S. Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement, Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

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8.            General Release by Employee and Waiver of All Claims.

a.    Definitions. For purposes of this Section 8, “Released Parties” means one, all or any combination of the following: LiqTech International, Inc., LiqTech Holding A/S, LiqTech Water A/S, LiqTech Ceramics A/S, LiqTech Plastics A/S, and each of their respective related affiliates, subsidiaries, parents, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, executives, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities).

b.    Release of the Company. Other than as provided for herein, Employee unconditionally and irrevocably releases the Released Parties from all known or unknown claims, debts, liabilities, breaches of contract, compensation, stock options, claims for profits, claims for expenses, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, if any, that Employee presently has or could have, for any event, occurrence, or omission that has occurred prior to the Separation Date. Notwithstanding the foregoing, with respect to any claims under U.S. law, Employee releases the Released Parties from all known or unknown claims, debts, liabilities, breaches of contract, compensation, stock options, claims for profits, claims for expenses, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, if any, that Employee presently has or could have, for any event, occurrence, or omission that has occurred prior to signing this Agreement. The release includes, but is not limited to, all losses, debts, liabilities, breaches, claims and causes of action based on breach of contract, wrongful termination, public policy, accounting, misrepresentation, fraud, property damage, personal injury, infliction of emotional distress, defamation, privacy, disclosure of trade secrets and proprietary information, conflicts of interest, tortious interference, breach of fiduciary duties, demands, costs, loss of services, expenses, compensation, contribution, attorneys’ fees, and all compensatory, consequential, liquidated, special and punitive damages (collectively, the “Released Claims”). Employee understands that Released Claims specifically include, but are not limited to, to the maximum extent permitted by law, (1) any claims in connection with, relating to, or arising out of Employee’s employment with Holding, the terms and conditions of such employment, and/or the termination, resignation, separation or end of such employment; (2) any claims for compensation, salary, bonuses or similar benefits, severance pay, or vacation pay; (3) any claims in connection with, arising under or relating to any alleged written, oral or implied Employment Contract; and any claims under the Danish Contracts Act (in Danish: aftaleloven), the Danish Salaried Employees Act, the Danish Holiday Act, the Danish Share Options Act (in Danish: aktieoptionsloven), the Danish Act on Employment Certificates (in Danish: ansættelsesbevisloven), as well as equal treatment and non-discrimination legislation; (4) any and all claims under Nevada administrative statutory or codified law or regulation dealing with fair employment practices and/or wage and hour laws; (5) the Nevada Fair Employment Practices Act; (6) claims under Nevada's overtime, meal and rest period, and related wage and hour penalty statutes; (7) NRS 608.250 relating to the payment of minimum wage for each hour worked; (8) NRS 613.010, related to inducing a person to change their work location under false pretenses; (9) NRS 613.210, relating to the "blacklisting" of employees; and (10) any other law prohibiting discrimination, harassment and/or retaliation based on the exercise of Employee’s rights under any law providing whistleblower protection, providing workers’ compensation benefits, providing or protecting employee benefits and pension plans, regarding payment of wages or other compensation, protecting union activity, mandating leaves of absence, restricting an employer’s right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, concerning government contracts and compliance with same, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims, or relating to salary, commission, compensation, benefits, and other matters.

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c.    The Agreement is conditional upon Employee not raising any Released Claims against the Company as described above. If Employee nevertheless raises any Released Claims, the Company may withhold any remaining Severance Pay, and that Employee is required to return or repay to the Company all Severance Pay that the Company paid to Employee under this Agreement.

d.    Notwithstanding the foregoing, Employee does not release any claims (1) for any breach of this Agreement, (2) any claims which cannot be waived by law (such as claims for unemployment benefit rights and workers’ compensation filed in the United States of America), (3) any right to file an unfair labor practice charge under the U.S. National Labor Relations Act, (4) indemnification rights Employee may have against the Company; and (5) any rights with respect to stock options or other similar equity‑based incentives granted to Employee as determined under the applicable plans and award agreement, including, but not limited to, the RSU Award Agreement and the Company Plan as modified herein (to the extent such rights survive a termination of employment).

e.    Employee further acknowledges and agrees that Employee has been paid for all salary, wages, bonuses, benefits, compensation, and consideration of any kind earned through the Separation Date, and that Employee is not entitled to receive, and shall not claim from the Company, any compensation, payments, or benefits except for those payments and benefits that are expressly set forth in this Agreement. To the extent that any such additional amount owed is otherwise determined to exist, the payments described herein are in lieu of and encompass such amounts.

f.    Employee acknowledges that the Company relied on the representations and promises in this Agreement and this release (described herein in Section 8) in agreeing to the Separation Benefits (described above in Section 4). Employee understands that by signing this Agreement, Employee is releasing any and all existing and potential claims under Danish law for events that have occurred prior to the Separation Date. Furthermore, Employee is releasing any and all claims under U.S. law for events that have occurred prior Employee signing this Agreement that Employee may not know about as of the date Employee executes this Agreement.

g.    WITH RESPECT TO ANY CLAIMS ARISING UNDER OR RELATED TO THE COMPANY PLAN AND/OR SERVICES RENDERED OR PERFORMED BY EMPLOYEE FOR THE COMPANY IN THE UNITED STATES OF AMERICA, NOTHING IN THIS RELEASE WILL BE CONSTRUED TO PROHIBIT EMPLOYEE FROM CONTACTING, FILING A CHARGE OR PARTICIPATING IN ANY PROCEEDING OR INVESTIGATION BY THE U.S. EQUAL EMPLOYMENT OPPORTUNITY COMMISSION (“EEOC”), DEPARTMENT OF LABOR (“DOL”), NATIONAL LABOR RELATIONS BOARD (“NLRB”), THE SEC OR A COMPARABLE STATE OR LOCAL ENTITY IN THE UNITED STATES OF AMERICA. NOTWITHSTANDING THE FOREGOING, EMPLOYEE WAIVES ANY RIGHT TO RECOVER MONETARY DAMAGES RELATED TO ANY CHARGE, COMPLAINT, OR LAWSUIT FILED BY EMPLOYEE OR ON EMPLOYEE’S BEHALF IN THE UNITED STATES OF AMERICA. THIS RELEASE DOES NOT LIMIT EMPLOYEE’S RIGHT TO RECEIVE AN AWARD FOR INFORMATION PROVIDED TO THE SEC. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EXCLUSIONS IN THIS SECTION 8.g DO NOT APPLY TO ANY CLAIMS OR CHARGES FILED IN DENMARK.

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9.          Covenant Not to Sue. Employee will not commence any lawsuit, arbitrations, or other proceedings or actions against the Company regarding any claims released in Section 8. Employee also represents and warrants that Employee has not commenced any complaints, charges of discrimination, causes of action, arbitrations, lawsuits, or legal proceedings against the Company. Employee also will never, individually or with any person or in any way, commence, participate in, aid in any way, prosecute, or cause or permit to be commenced or prosecuted against the Company any action or other proceeding based upon any claim, demand, cause of action, obligation, damage, or liability that is released in the Agreement. Nothing in the Agreement shall be construed to prohibit Employee from contacting, filing a charge, or participating in any proceeding or investigation by a competent public authority or comparable entity, such as the EEOC, SEC, DOL, NLRB, or Occupational Safety and Health Administration. Notwithstanding the foregoing, Employee waives any right to recover monetary damages in any charge.

10.        ADEA Waiver. As a part of this Agreement, Employee expressly agrees to the release of any rights or claims arising out of the U.S. Age Discrimination in Employment Act (29 U.S.C. § 621, et seq.) as amended, including the U.S. Older Workers Benefit Protection Act, and their implementing regulations, and in connection with such waiver, Employee acknowledges and confirms that:

a.    Employee has read this Agreement in its entirety and understands all of its terms;

b.    Employee has been advised to consult with an attorney prior to signing this Agreement;

c.    The Separation Benefits to Employee pursuant to this Agreement constitute special benefits that the Company is providing in its discretion due to Employee’s unique circumstances and that Employee is not otherwise entitled to receive;

d.    No rights or claims are released or waived that might arise after Employee signs this Agreement;

e.    Employee has twenty-one (21) calendar days from Employee’s receipt of this Agreement and the Second General Release within which to consider whether or not to sign it. However, under no circumstances shall Employee sign the Second General Release prior to the Separation Date. In the event Employee signs this Agreement and returns it to Holding prior to the end of the 21-day consideration period, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement;

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f.    Employee has seven (7) calendar days following Employee’s signature of this Agreement to revoke this Agreement;

g.    This Agreement shall not become effective or enforceable until immediately after the revocation period of seven (7) days has expired without Employee exercising Employee’s right to revoke this Agreement (“Expiration of Revocation Period”);

h.    If, after signing, Employee chooses to revoke this Agreement, Employee must do so by notifying the authorized representative signing this Agreement on behalf of Holding, in writing; and

i.    Changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day consideration period referenced above.

11.         Confidentiality. Employee understands and agrees that this Agreement and all of its terms are entirely confidential, and that Employee shall not disclose, reveal, discuss, publish, or in any way communicate any of the terms, amount or fact of this Agreement to any other person or entity, including the amount of Severance Pay or Retention Bonus. As an exception to this provision, Employee may disclose information relating to this Agreement only as necessary (i) to Employee’s immediate family members and professional representatives (including attorneys, accountants and/or tax advisors), who shall be informed of and bound by this confidentiality clause and whom Employee will be identified with, with respect to any breach of this confidentiality clause; (ii) to the extent necessary to enforce or challenge the terms of this Agreement; or (iii) in connection with any charge or complaint filed by Employee as required under applicable law.

Further, if Employee breaches Section 11 or Section 12 of this Agreement, the Company shall be entitled to seek disgorgement of the Severance Pay as of the date of a breach by Employee of this Section 11 or 12.

If Employee is required to disclose the Agreement, its terms, or underlying facts, pursuant to legal compulsion by a government agency, a court, or similar authority by a court order and/or by a properly issued and served subpoena, then Employee shall so notify the Company in writing via e-mail and overnight mail within three (3) business days of Employee’s receipt of such order, demand for disclosure, court order, or subpoena and shall simultaneously provide the Company with a copy of such order, demand for disclosure, court order, or subpoena. If disclosure or compliance is required sooner than three (3) business days of Employee’s receipt of such order, demand for disclosure, court order, or subpoena, Employee shall provide the required notice to the Company as soon as it is served and before disclosure or compliance is required. Employee agrees to waive any objection to Company’s request that the document production or testimony be done in camera and under seal.

12.          Mutual Non-Disparagement.

a.    Employee understands and agrees that as a condition for the consideration herein described, Employee shall not make any false, disparaging or derogatory statements to any person or entity, including any media outlet, regarding the Company or any of its affiliates, subsidiaries, directors, officers, employees, agents or representatives or about the Company's or its subsidiaries’ business affairs and/or financial condition. For purposes of this Agreement, “disparage” means any communication (written or oral, including through social media) that is reckless or maliciously untrue. Employee also will refrain from any defamation, libel, or slander of any of the Released Parties (as defined in Section 8 of this Agreement) and will refrain from tortious interference with the contracts and relationships of any of the Released Parties. However, these non-disparagement obligations, do not limit Employee’s ability to truthfully communicate with any government agency whether such communication is initiated by Employee or in response to the government. Further, nothing in this Agreement shall be construed to limit Employee’s right to engage in protected concerted activities under the U.S. National Labor Relations Act.

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b.    The Company agrees that the executive officers, managers, and directors of the Company shall not make any false, disparaging or derogatory statements to any person or entity, including any media outlet, regarding Employee and will refrain from any defamation, libel, or slander of Employee. For purposes of this Agreement, “disparage” means any communication (written or oral, including through social media) that is reckless or maliciously untrue. The Company understands and agrees that the Company’s commitment that its executive officers, managers, and directors will not defame, disparage, or impugn Employee’s reputation constitutes a willing and voluntary waiver of their rights under the First Amendment of the United States Constitution and other laws. However, these non-disparagement obligations do not limit the Company or its executive officers’, managers’, and directors’ abilities to truthfully communicate with any governmental agency or in response to a lawfully issued subpoena, whether such communication is initiated by the Company, its executive officers, managers, or directors, or in response to the government.

13.        Permitted Disclosures. Nothing in this Agreement prohibits or restricts Employee (or Employee’s attorney) from filing a charge or complaint with the SEC, the Financial Industry Regulatory Authority (“FINRA”), or any other securities regulatory agency or self-regulatory authority, reporting information about the Company’s breaches or potential breaches of the Danish Act on Measures to Prevent Money Laundering and Financing of Terrorism (in Danish: hvidvaskloven) and rules issued pursuant thereto to the public authorities, or reporting information about actual or potential breaches that are covered by the Company’s whistleblower scheme. Employee further understands that this Agreement does not limit Employee’s ability to communicate with any securities regulatory agency or authority or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority without notice to the Company or Employee. This Agreement does not limit Employee’s right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority. Nothing in this Agreement prevents the Employee from disclosing or discussing any sexual assault or sexual harassment dispute arising after the execution of this Agreement. Nothing in this Agreement shall be construed to prevent disclosure of confidential information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Further, nothing in this Agreement shall be construed to limit Employee’s right to engage in protected concerted activities under the U.S. National Labor Relations Act.

14.      Amendment, Modification, and Waiver. This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties hereto. No delay or omission by the Company or Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

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15.         Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

16.         Non-Admission. Employee understands and agrees that this Agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company. Nothing in this Agreement, including the above Separation Benefits, is to be construed as an admission of wrongdoing or of any liability by any Party. Each Party acknowledges that this Agreement represents a settlement and compromise reached between the Parties. The execution of this Agreement shall not be deemed, construed or interpreted, in any way, to be an admission by any Party regarding liability, damages, or the validity of any claim or defense which any Party has asserted or may assert. If this Agreement is not fully and finally consummated by its valid and binding execution date, then no statements contained herein shall be used for any purpose whatsoever against any Party.

17.          Tax Provision. In connection with the separation benefits to be provided to Employee, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and Employee shall be responsible for any and all applicable taxes with respect to such payments under applicable law. Employee acknowledges that Employee is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the payments set forth herein.

18.         Voluntary Assent. Employee affirms that no other promises or agreements of any kind have been made to or with Employee by any person or entity whatsoever to cause Employee to sign this Agreement, and that Employee fully understands the meaning and intent of this Agreement. Employee states and represents that Employee had an opportunity to fully discuss and review the terms of this Agreement with an attorney. Employee further states and represents that Employee has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof and signs Employee’s name of Employee’s own free act.

19.         Opportunity to Consult with Counsel. The Parties hereby represent and acknowledge that they have been provided with the opportunity to discuss and review the terms of this Agreement with their respective attorneys before signing it and that they are freely and voluntarily signing this Agreement in exchange for the benefits provided herein. The Parties further represent and acknowledge that they have been provided a reasonable period of time within which to review the terms of this Agreement. If any fact with respect to which this Agreement is executed is found hereafter to be other than, or different from, the facts now believed by the Parties to be true, the Parties expressly accept and assume the risk of such possible differences in fact and this Agreement shall be and remain effective notwithstanding such difference in fact.

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20.         Entire Agreement. This Agreement (including Exhibit 1 attached hereto) and the Employment Agreement and Amendment thereto (expressly including their post-employment confidentiality provisions), as modified herein, together with the RSU Award Agreement and the Company Plan and as modified herein, set forth the entire agreement with respect to the subject matter hereof, and supersede all prior negotiations, understandings, and agreements. No provision of this Agreement may be modified, amended, or changed except by a writing signed by the parties hereto. Employee acknowledges that Employee has not relied on any prior or contemporaneous discussions or understandings in entering into this Agreement.

21.       Severability. If any provision or part of a provision of this Agreement (except any provision or part of a provision contained in Section 4 or 8 of this Agreement) shall be determined to be void or unenforceable by a court of law, administrative agency or tribunal of competent jurisdiction, the remainder of the Agreement shall remain valid and enforceable by any Party, and all other valid provisions of the Agreement shall survive and continue to bind the Parties. If, however, any provision or part of a provision contained in Section 4 or 8 of this Agreement shall be determined to be void or unenforceable by a court of law, administrative agency, or tribunal of competent jurisdiction, the entire Agreement shall be unenforceable, as each Party recognizes and acknowledges that the duties, rights, and obligations set forth in Section 4 and 8 of this Agreement are essential to the Agreement.

22.       Choice of Law. Except with respect to any matters relating to the RSUs, which shall be governed by the laws of the State of Nevada, USA, the provisions of this Agreement (including Exhibit 1 attached hereto) will be interpreted and governed under Danish law. Any dispute between the Parties concerning this Agreement, including its validity and interpretation, shall be governed by and construed and enforced in all respects in accordance with Danish law and before the Danish courts, without regard to choice of law provisions. With respect to any matters directly or indirectly relating to the RSUs, Employee submits and consents to the exclusive jurisdiction of the State of Nevada and agrees that any related litigation shall be conducted solely in the state courts of Nevada or the federal courts for the U.S. located in Reno, Nevada, where the Agreement is made and to be performed, and no other courts.

23.         Counterparts. This Agreement may be executed by DocuSign or PDF/email and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In any such case, the Party exchanging by email/PDF shall promptly thereafter upon request provide a signed original counterpart hereof to the other parties, provided that the non-delivery of such a signed counterpart shall not affect the validity or enforceability hereof.

24.          Agreement Effective Date. This Agreement is made effective on the later of the two events to occur (“Agreement Effective Date”): (1) the date that the Expiration of the Revocation Period set forth in Section 10 occurs; (2) the date that the Expiration of the Second Revocation Period set forth in the Second General Release occurs.

25.     Neutral Reference. To the extent the Company receives any inquiries about Employee from any prospective employers, the Company only will confirm Employee’s dates of employment and position(s) held.

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EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFIL THE PROMISES, AND TO RECEIVE THE SEPARATION BENEFITS SET FORTH ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST THE RELEASED PARTIES.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below in the signature block.

EMPLOYEE /s/ Phillip Massie Price Phillip Massie Price Date: ___3/20/2025_______________	LIQTECH HOLDING A/S. By:/s/ Fei Chen Print Name: Fei Chen Title: CEO Date: ___3/20/2025________________

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Exhibit 1

Second General Release

1.            General Release.

a.    In consideration for the benefits described in the attached Agreement, Phillip Massie Price (“Employee”) hereby releases and forever discharges LiqTech International, Inc., LiqTech Holding A/S, LiqTech Water A/S, LiqTech Ceramics A/S, LiqTech Plastics A/S, and each of their respective related affiliates, subsidiaries, parents, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, executives, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, “Released Parties”) from all known or unknown claims, debts, liabilities, breaches of contract, compensation, stock options, claims for profits, claims for expenses, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, if any, under U.S. law that Employee presently has or could have, for any event, occurrence, or omission that has occurred prior to the Separation Date (as defined in the Agreement to which this Exhibit 1 is attached), including, but not limited to, all losses, debts, liabilities, breaches, claims and causes of action based on breach of contract, wrongful termination, public policy, accounting, misrepresentation, fraud, property damage, personal injury, infliction of emotional distress, defamation, privacy, disclosure of trade secrets and proprietary information, conflicts of interest, tortious interference, breach of fiduciary duties, demands, costs, loss of services, expenses, compensation, contribution, attorneys’ fees, and all compensatory, consequential, liquidated, special and punitive damages (collectively, the “Released Claims”). Employee understands that Released Claims specifically include, but are not limited to, to the maximum extent permitted by law, (1) any claims in connection with, relating to, or arising out of Employee’s employment with Holding, the terms and conditions of such employment, and/or the termination, resignation, separation or end of such employment; (2) any claims for compensation, salary, bonuses or similar benefits, severance pay, or vacation pay; (3) any claims in connection with, arising under or relating to any alleged written, oral or implied Employment Contract; (4) any and all claims under Nevada administrative statutory or codified law or regulation dealing with fair employment practices and/or wage and hour laws; (5) the Nevada Fair Employment Practices Act; (6) claims under Nevada's overtime, meal and rest period, and related wage and hour penalty statutes; (7) NRS 608.250 relating to the payment of minimum wage for each hour worked; (8) NRS 613.010, related to inducing a person to change their work location under false pretenses; (9) NRS 613.210, relating to the "blacklisting" of employees; and (10) any other law prohibiting discrimination, harassment and/or retaliation based on the exercise of Employee’s rights under any law providing whistleblower protection, providing workers’ compensation benefits, providing or protecting employee benefits and pension plans, regarding payment of wages or other compensation, protecting union activity, mandating leaves of absence, restricting an employer’s right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, concerning government contracts and compliance with same, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims, or relating to salary, commission, compensation, benefits, and other matters.

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b.    Notwithstanding the foregoing, Employee does not release any claims (1) for any breach of the Agreement to which this Second General Release is attached, (2) any claims which cannot be waived by law (such as claims for unemployment benefit rights and workers’ compensation filed in the United States of America), (3) any right to file an unfair labor practice charge under the National Labor Relations Act, (4) indemnification rights Employee may have against the Company; and (5) any rights with respect to stock options or other similar equity‑based incentives granted to Employee as determined under the applicable plans and award agreement, including, but not limited to, the RSU Award Agreement and the Company Plan as modified herein (to the extent such rights survive a termination of employment).

c.    Employee acknowledges and agrees that Employee has already released the Released Parties from all existing and potential claims under Danish law that occurred, or could have occurred, prior to the Separation Date.

By signing below, Employee further acknowledges and agrees that Employee has been paid for all salary, wages, bonuses, benefits, compensation, and consideration of any kind earned through the Separation Date, and that Employee is not entitled to receive, and shall not claim from the Company, any compensation, payments, or benefits except for those payments and benefits that are expressly set forth in this Agreement. To the extent that any such additional amount owed is otherwise determined to exist, the payments described herein are in lieu of and encompass such amounts.

2.            ADEA Release. As a part of this Second General Release, Employee expressly agrees to the release of any rights or claims arising out of the US Age Discrimination in Employment Act (“ADEA,” 29 U.S.C. § 621, et seq.), and in connection with such waiver:

a.    Employee is hereby advised to consult with an attorney prior to signing this Second General Release;

b.    Employee shall have a period of twenty-one (21) calendar days from the date of receipt of this Agreement and Second Release in which to consider the terms of the Agreement and Second General Release, however this Second General Release cannot be executed prior to the Separation Date;

c.    Employee may revoke this Second General Release at any time during the first seven (7) calendar days following execution of the Second General Release, and the waiver and release shall not be effective or enforceable until the 7-day revocation period has expired without Employee having revoked the Second General Release (“Expiration of Second Revocation Date”).

d.    As between Employee and the Released Parties, this Second General Release does not constitute a waiver of any claim under the ADEA that may arise after the date of the execution of this Second General Release.

e.    Employee further understands and agrees that Employee may be waiving significant legal rights by signing this Second General Release, and represents that Employee has entered into this Second General Release voluntarily, with a full understanding of and in agreement with all of its terms.f.Employee further acknowledges that Employee has read and fully understands this Second General Release.

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g.    Employee acknowledges and agrees that Employee has been advised, by virtue of the Agreement and this Second General Release, to consult with an attorney before signing it, and has had an opportunity to consult with an attorney of his choice.

h.    Employee understands that this document is a complete release of any and all existing claims, known or unknown, which she may have against the Released Parties. This Second General Release will become effective and enforceable seven (7) days after it has been executed by Employee without Employee revoking it. Employee has the right to revoke this Agreement by giving written notice of Employee’s intent to do so to an authorized representative of the Company at any time during that 7-day period.

AGREED TO AND ACCEPTED BY:

Phillip Massie Price

Date:

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